UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report: June 8, 2010
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-8777 (Commission File Number)	95-1613718 (IRS Employer Identification No.)

2027 Harpers Way
Torrance, California	90501
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On June 8, 2010, Virco Mfg. Corporation (“Virco”) issued a press release reporting its financial results for the first quarter ended April 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Virco held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) on June 8, 2010, to: (i) elect three directors to the Board; and (ii) ratify the selection of Ernst & Young LLP as Virco’s independent registered public accountant for the fiscal year ending January 31, 2011. As of April 16, 2010, the record date for the 2010 Annual Meeting, there were 14,138,044 outstanding shares of Virco’s common stock eligible to vote.
Proposal No. 1 — Election of Directors. Virco’s stockholders elected all three nominees to the Board of Directors for terms expiring at Virco’s 2013 Annual Meeting of Stockholders with the number of votes cast for and withheld and broker non-votes with respect to each of these individuals set forth below:

Director	For	Withheld	Broker Non-Votes

Douglas A. Virtue	11,355,002	146,345	1,298,913
Thomas J. Schulte	11,437,484	63,863	1,298,913
Albert J. Moyer	10,712,829	788,518	1,298,913
Virco’s other directors: (i) Donald S. Friesz, Glen D. Parish and James R. Wilburn continue to serve as directors for terms expiring at Virco’s 2011 Annual Meeting of Stockholders; and (ii) Robert A. Virtue, Robert K. Montgomery and Donald A. Patrick continue to serve as directors for terms expiring at Virco’s 2012 Annual Meeting of Stockholders.
Proposal No. 2 — Ratification of Ernst & Young LLP as Virco’s Independent Registered Public Accountant for Fiscal 2010. Virco’s stockholders ratified the selection of Ernst & Young LLP as Virco’s independent registered public accountant for the fiscal year ending January 1, 2011 with the number of votes cast for and against, abstentions and broker non-votes set forth below:

For	Against	Abstain	Broker Non-Votes

12,729,190	60,971	10,099	—
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
(d) Exhibit 99.1	Press Release dated June 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)
Date: June 8, 2010	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated June 8, 2010.